Exhibit 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of James River Corporation of Virginia on Form S-8 (File No. 333-33435) of our report dated June 19, 1998, on our audits of the financial statement of the Fort Howard Corporation Profit Sharing Retirement Plan as of December 31, 1997 and 1996, and for the year ended December 31, 1997, which report is included in this Annual Report on Form 11-K.


                                          COOPERS & LYBRAND L.L.P.


Richmond, Virginia
June 29, 1998